UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K

___________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 15, 2016
(Date of earliest event reported)

CELLECTAR BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-36598	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3301 Agriculture Drive

Madison, WI 53716

(Address of principal executive offices)

(608) 441-8120

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 15, 2016, Cellectar Biosciences, Inc. (the “Company”) entered into an Underwriting Agreement with Ladenburg Thalmann & Co. Inc. (the “Underwriter”) in connection with the Company’s Registration Statement on Form S-1 filed with the Commission under the Securities Act of 1933 (File No. 333-208638). Pursuant to the Underwriting Agreement, the Company agreed to sell to the Underwriter 1,378,364 shares of common stock, Series B pre-funded warrants to purchase 1,908,021 shares of common stock and Series A warrants to purchase 3,286,385 shares of common stock, plus up to an additional 492,957 shares of common stock and Series A warrants to purchase up to an additional 492,957 shares of common stock in the event of the exercise by the Underwriter of its over-allotment option. The public offering price of a share of common stock together with a Series A warrant to purchase one share of common stock was $2.13. The public offering price of a Series B pre-funded warrant to purchase one share of common stock together with a Series A warrant to purchase one share of common stock was $2.12. The Series B pre-funded warrants have an exercise price of $0.01 per share, are immediately exercisable and do not expire. The Series A warrants have an exercise price of $3.04 per share, and are exercisable for five years from the date of issuance.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

Following the closing of the Company’s underwritten public offering on April 20, 2016, the Company issued to holders of certain outstanding warrants to purchase 150,003 shares of common stock issued in October 2015 (the “October 2015 Warrants”) amended warrants to purchase an aggregate of 150,003 shares of common stock, which did not provide for adjustment to the exercise price of the warrant in the event of any subsequent issuance of common stock at less than the then-effective exercise price (the “Amended Warrants”), and issued new warrants to purchase an aggregate of 300,006 shares of common stock, which also did not provide for adjustment to the exercise price of the warrant in the event of any subsequent issuance of common stock at less than the then-effective exercise price (the “New Warrants”). The Amended Warrants and the New Warrants have an exercise price of $2.13. The Amended Warrants are currently exercisable, through April 1, 2021, and the New Warrants may be exercised on or after October 20, 2016 and for five years thereafter. The Amended Warrants and the New Warrants were issued pursuant to an Amendment and Exchange Agreement dated April 13, 2016 among the Company and the holders of the October 2015 Warrants, as more fully described in the Company’s current report on Form 8-K filed with the Commission on April 14, 2016.

ITEM 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

The text provided under Item 3.02 above is hereby incorporated by reference.

ITEM 7.01	REGULATION FD DISCLOSURE

On April 20, 2016, the Company issued a press release announcing the closing of its underwritten public offering of approximately 1.87 million shares of its common stock and Series B pre-funded warrants to purchase approximately 1.91 million shares of common stock, plus the issuance of Series A warrants to purchase approximately 3.78 million shares of common stock, reflecting the exercise in full of the Underwriter’s over-allotment option. The gross proceeds of the offering amounted to approximately $8.0 million with net proceeds to the Company of approximately $7.2 million. Immediately following the closing of the offering the Company had 2,729,334 shares of common stock outstanding. A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Number	Title

99.1	Press release dated April 20, 2016, entitled “Cellectar Biosciences Announces Successful Completion of $8 Million Public Offering”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2016	CELLECTAR BIOSCIENCES, INC.

	By:	/s/ Chad J. Kolean
Name: Chad J. Kolean
Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Title

99.1	Press release dated April 20, 2016, entitled “Cellectar Biosciences Announces Successful Completion of $8 Million Public Offering”